Exhibit 1


                             DISTRIBUTION AGREEMENT


                                U.S. $300,000,000
                         Carolina Power & Light Company

                           Medium-Term Notes, Series D



                                                         June 30, 2000

Chase Securities Inc.
270 Park Avenue
New York, New York 10017

First Union Securities, Inc.
One First Union Center
301 South College Street
Charlotte, North Carolina 28288

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

Merrill Lynch, Pierce, Fenner & Smith Incorporated
World Financial Center
North Tower
New York,  New York  10281

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York 10260

Salomon Smith Barney Inc.
390 Greenwich Street
New York, New York   10013


Dear Sirs:
                  Carolina Power & Light Company, a North Carolina corporation (the "Company"), confirms its agreement with each of you (individually, the "Agent" and
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collectively, the "Agents") with respect to the issuance and sale by the Company of up to an aggregate of $300,000,000, or the U.S. dollar equivalent in certain specified foreign currencies or currency units, in gross proceeds of its Medium-Term Notes, Series D (the "Notes"). The Notes are to be issued from time to time pursuant to an Indenture for Debt Securities, dated as of October 28, 1999 (as it may be supplemented or amended from time to time, the "Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Trustee").

                  The Notes shall have the maturity ranges, applicable interest rates or interest rate formulas, specified currency, issue price, redemption and repayment provisions and other terms set forth in the Prospectus referred to below in Section 1(a) as it may be amended or supplemented from time to time, including any supplement providing for the interest rate, maturity and other terms of any Note (a "Pricing Supplement"). The Notes will be issued, and the terms thereof established, from time to time, by the Company in accordance with the Indenture and the Procedures referred to below. This Agreement shall only apply to sales of the Notes and not to sales of any other securities or evidences of indebtedness of the Company and only on the specific terms set forth herein.

                  Subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell its Notes directly on its own behalf, the Company hereby (i) appoints each of the Agents as the agent of the Company for the purpose of soliciting and receiving offers to purchase Notes from the Company and (ii) agrees that whenever the Company determines to sell Notes directly to an Agent as principal it will enter into a separate agreement with such Agent (each a "Purchase Agreement"). Each such Purchase Agreement, whether oral (and confirmed in writing, which may be by facsimile transmission) or in writing, shall be with respect to such information (as applicable) as specified in Exhibit C hereto, relating to such sale in accordance with Section 2(e) hereof.

                  1. Representations and Warranties. The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of the Notes (whether through such Agent as agent or to such Agent as principal), as of the date of each delivery of Notes (whether through such Agent as agent or to such Agent as principal), as of the Closing Date (defined herein), and as of the date of any amendment or supplement to the Registration Statement or Prospectus (each defined herein) (each of the times referenced above is referred to herein as a "Representation Date") as follows:

                  (a) A registration statement on Form S-3 with respect to the Notes has been prepared and filed by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has become effective under the Securities Act. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). As used in this Agreement, (i) "Registration Statement" means such registration statement (together with all documents incorporated therein by reference) when it became
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                                                                               3


         effective under the Securities Act, and as from time to time amended or supplemented thereafter (if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the time the most recent such amendment has been declared effective by the Commission); (ii) "Basic Prospectus" means the prospectus (including all documents incorporated therein by reference) included in the Registration Statement; and (iii) "Prospectus" means the Basic Prospectus (together with all documents incorporated therein by reference) and any amendments or supplements thereto (including the applicable Pricing Supplement) relating to the Notes, as filed with the Commission pursuant to paragraph (b) of Rule 424 of the Rules and Regulations. The Commission has not issued any stop order preventing or suspending the use of the Prospectus. Any reference in this Agreement to amending or supplementing the Registration Statement or Prospectus shall be deemed to include the filing of materials incorporated by reference therein after the Closing Date, and any reference in this Agreement to any amendment or supplement to the Registration Statement or Prospectus shall be deemed to include any such materials incorporated by reference therein after the Closing Date.

                  (b) As of each Representation Date, the Registration Statement and each Prospectus complied, and the Registration Statement and each Prospectus will comply, in all respects with the requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Trust Indenture Act, and the rules and regulations of the Commission under such Acts; the Indenture, including any amendments and supplements thereto, is duly qualified under the Trust Indenture Act and conforms with the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder; and the Registration Statement and each Prospectus do not, and did not and will not as of the applicable Representation Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representation or warranty as to (i) information contained in or omitted from the Registration Statement or any Prospectus in reliance upon and in conformity with written information furnished to the Company by the Agents specifically for inclusion therein or (ii) to any statements in or omissions from the statement of eligibility and qualification on Form T-1 (the "Form T-1") of the Trustee under the Trust Indenture Act.

                  (c) The documents incorporated by reference in the Registration Statement and each Prospectus (the "Exchange Act Reports"), when they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and, when read together with the other information in the Registration Statement and the Prospectus, at the date hereof, at the date of the Registration Statement and the Prospectus, at each Representation Date and at the date when such documents were or hereafter are filed with the Commission do not, did not and will not contain an
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         untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (d) The consolidated financial statements incorporated by reference in the Registration Statement present fairly the financial condition and operations of the Company and its subsidiaries at the respective dates or for the respective periods to which they apply; such financial statements have been prepared in each case in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and Deloitte & Touche LLP, who have audited certain of the financial statements, are independent public or independent certified public accountants as required by the Securities Act or the Exchange Act and the rules and regulations of the Commission thereunder.

                  (e) Except as reflected in, or contemplated by, the Registration Statement and the Prospectus, since the respective dates as of which information is given in the Registration Statement and Prospectus there has not been any material adverse change in the business, property, financial condition, earnings, business affairs, or business prospects of the Company and its subsidiaries considered as a whole. The Company has no material contingent obligation which is not disclosed in the Registration Statement and Prospectus.

                  (f) The consummation of the transactions contemplated herein and in any Purchase Agreement (as hereinafter defined) and the fulfillment of the terms hereof and thereof on the part of the Company to be fulfilled have been duly authorized by all necessary corporate action of the Company in accordance with the provisions of its Articles of Incorporation (the "Articles"), by-laws and applicable law.

                  (g) The consummation of the transactions contemplated herein and in any Purchase Agreement and the fulfillment of the terms hereof and thereof will not result in a breach of any of the terms or provisions of, or constitute a default under, the Articles, the Company's by-laws, applicable law or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is now a party or any judgment, order, writ or decree of any government or governmental authority or agency or court having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations.

                  (h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina with corporate power and authority to own, lease and operate its properties and to conduct its business as contemplated under this Agreement and the other agreements to which it is a party; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of
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                                                                               5


         the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, earnings, business affairs or business prospects of the Company and its subsidiaries considered as a whole.

                  (i) The outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable and is not subject to preemptive or other similar rights.

                  (j) The Company does not have any significant subsidiaries as defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act.

                  (k) Each of this Agreement and any applicable Purchase Agreement (as hereinafter defined) has been duly authorized, executed and delivered by the Company.

                  (l) The Indenture (A) has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditor's rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and (iii) the effect on enforceability of federal or state law limiting, delaying or prohibiting the making of payments outside the United States; and (B) conforms in all material respects to the description thereof in the Prospectus.

                  (m) The Notes have been duly authorized by the Company and when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified in the Officer's Certificate, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transferor or similar laws affecting creditors' rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and (iii) the effect on enforceability of federal or state law limiting, delaying or prohibiting the making of payments outside the United States. The Notes will conform in all material respects to the description thereof in the Prospectus, and each registered holder of Notes is entitled to the benefits of the Indenture.

                  (n) The Company is not and, after giving effect to the
         offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.
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                                                                               6


                  (o) Except as described in or contemplated by the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company or any of its subsidiaries or properties which are likely in the aggregate to result in any material adverse change in the business, property, financial condition, earnings, business affairs, or business prospects of the Company and its subsidiaries considered as a whole or which are likely in the aggregate to affect materially and adversely the consummation of this Agreement, any Purchase Agreement, the Indenture, the Notes or the transactions contemplated herein or therein.

                  (p) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder or under any Purchase Agreement in connection with the offering, issuance or sale of the Notes hereunder or thereunder or the consummation of the transactions contemplated herein or therein or for the due execution, delivery or performance of the Indenture, the Notes, this Agreement and any Purchase Agreement by the Company, except such as have been already obtained or as may be required under the state securities laws in connection with the purchase and distribution of Notes by the Agents.

                  2. Solicitations as Agent; Purchases as Principal. (a) Subject to the terms and conditions stated herein, the Company hereby appoints each Agent as the agent of the Company for the purpose of soliciting or receiving offers to purchase the Notes from the Company by others. On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as the agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus. The Company reserves the right to accept offers to purchase Notes through an agent other than the Agents, without obtaining the consent of the Agents, provided that any such additional agents shall agree to be bound by and subject to all applicable provisions of this Agreement in respect of such issue and purchase of Notes (including the commission schedule set forth in Exhibit A hereto). Except as contemplated in the preceding sentence or as otherwise provided herein, so long as this Agreement shall remain in effect with respect to any Agent, the Company shall not, without the consent of each such Agent, solicit or accept offers to purchase Notes otherwise than through one of the Agents, provided, however, the Company expressly reserves the right to sell Notes directly to investors. Each Agent may also purchase Notes from the Company as principal for purposes of resale, as more fully described in paragraph (e) of this Section.

                  (b) The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or indefinitely. Upon receipt of at least one business day's prior written notice from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.
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                                                                               7


For the purpose of the foregoing sentence, "business day" shall mean any day which is not a Saturday or Sunday and which is not a day on which (i) banking institutions are generally authorized or obligated by law to close in The City of New York and (ii) The New York Stock Exchange, Inc. is closed for trading.

                  Upon receipt of notice from the Company as contemplated by
Section 3(c) hereof, each Agent shall suspend its solicitation of offers to purchase Notes until such time as the Company shall have furnished it with an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, contemplated by Section 3(c) and shall have advised such Agent that such solicitation may be resumed.

                  (c) Promptly upon the closing of the sale of any Notes sold by the Company as a result of a solicitation made by or offer to purchase received by an Agent, unless the Company and such Agent shall agree otherwise, the Company agrees to pay such Agent a commission, in the form of a discount in accordance with the schedule set forth in Exhibit A hereto.

                  (d) The Agents are authorized to solicit offers to purchase the Notes only in denominations as are specified in the Prospectus at a purchase price as shall be specified by the Company. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes received by it as an Agent. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised without advising the Company, to reject any offer to purchase the Notes received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

                  No Note which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Note shall have been delivered to the purchaser thereof against payment by such purchaser.

                  (e) Each sale of Notes to any Agent as principal, for resale to one or more investors or to another broker-dealer (acting as principal for purposes of resale), shall be made in accordance with the terms of this
Agreement and a Purchase Agreement whether oral (and confirmed in writing by such Agent to the Company, which may be by facsimile transmission) or in writing, which will provide for the sale of such Notes to, and the purchase thereof by, such Agent. A Purchase Agreement may also specify certain provisions relating to the reoffering of such Notes by such Agent. The commitment of any Agent to purchase Notes from the Company as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Purchase Agreement shall specify the principal amount and terms of the Notes to be purchased by an Agent, the time and date (each such time and date being referred to herein as a "Time of Delivery") and place of delivery of and payment for such Notes and such other information (as applicable) as is set forth in Exhibit C hereto. The Company agrees that if any
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                                                                               8


Agent purchases Notes as principal for resale such Agent shall receive such compensation, in the form of a discount or otherwise, as shall be indicated in the applicable Purchase Agreement or, if no compensation is indicated therein, a commission in accordance with Exhibit A hereto. Any Agent may utilize a selling or dealer group in connection with the resale of such Notes. In addition, any Agent may offer the Notes they have purchased as principal to other dealers. Any Agent may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer will not be in excess of the discount to be received by such Agent from the Company. Such Purchase Agreement shall also specify any requirements for delivery of opinions of counsel, accountant's letters and officers' certificates pursuant to
Section 4 hereof.

                  (f) Administrative procedures respecting the sale of Notes (the "Procedures") are set forth in Exhibit B hereto and may be amended in writing from time to time by the Agents and the Company. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. The Procedures shall apply to all transactions contemplated hereunder including sales of Notes to any Agent as principal pursuant to a Purchase Agreement, unless otherwise set forth in such Purchase Agreement.

                  (g) The documents required to be delivered by Section 4 hereof shall be delivered at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, not later than 10:00 A.M., New York City time, on the date of this Agreement or at such later time as may be mutually agreed upon by the Company and the Agents, which in no event shall be later than the time at which the Agents commence solicitation of offers to purchase Notes hereunder (the "Closing Date").

                  3. Covenants of the Company. The Company covenants and agrees with each Agent as follows:

                  (a) To furnish promptly to the Agents and to their counsel a signed copy of the Registration Statement as originally filed and each amendment or supplement thereto.

                  (b) To deliver promptly to the Agents, and in such number as they may reasonably request, each of the following documents: (i) conformed copies of the Registration Statement (excluding exhibits other than the computation of the ratio of earnings to fixed charges, the Indenture, this Agreement and such other exhibits that the Agents may request), (ii) the Basic Prospectus, (iii) each Prospectus and (iv) any documents incorporated by reference in the Prospectus.

                  (c) If, during the term of this Agreement, any event occurs or condition exists as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, not misleading, or if it is necessary at any time to amend any Prospectus to comply with the Securities Act, to notify the
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                                                                               9


Agents promptly, in writing, to suspend solicitation of purchases of the Notes; and if the Company shall decide to amend or supplement the Registration Statement or any Prospectus, to promptly advise the Agents by telephone (with confirmation in writing) and to promptly, in writing, prepare and, subject to
Section 3(e) hereof, file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; provided, however, that if during the period referred to above any Agent shall own any Notes which it has purchased from the Company as principal with the intention of reselling them, the Company shall promptly prepare and, subject to 3(e) hereof, timely file with the Commission any amendment or supplement to the Registration Statement or any Prospectus that may, in the judgment of the Company or the Agents, be required by the Securities Act or requested by the Commission.

                  (d) To timely file with the Commission, during the term of this Agreement, all documents (and any amendments to previously filed documents) required to be filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

                  (e) Prior to filing with the Commission, during the term of this Agreement, (i) any amendment or supplement to the Registration Statement, or (ii) any amendment or supplement to any Prospectus, not to file any such document to which the Agents shall reasonably object after having been given reasonable notice of the proposed filing thereof; provided, however, that (i) the foregoing requirements shall not apply to any of the Company's periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, and (ii) any supplement to the Prospectus that merely sets forth the terms or a description of particular Notes shall only be reviewed and approved by the Agent or Agents offering such Notes.

                  (f) To advise the Agents immediately (i) when any post-effective amendment to the Registration Statement relating to or covering the Notes becomes effective, (ii) of any request or proposed request by the Commission for an amendment or supplement to the Registration Statement, to any Prospectus, to any document incorporated by reference in any of the foregoing or for any additional information and the Company will afford the Agents a reasonable opportunity to comment on any such proposed amendment or supplement,
(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or any order directed to any Prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding or of any challenge to the accuracy or adequacy of any document incorporated by reference in any
Prospectus, (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose, (v) of any downgrading in the rating of the Notes or any other debt securities of the Company, or any proposal to downgrade the rating of the Notes or any other debt securities of the Company, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) of the Rules and Regulations), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the
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                                                                              10


Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating) as soon as the Company learns of any such downgrading, proposal to downgrade or public announcement and (vi) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or any Prospectus or which requires the making of a change in the Registration Statement or any Prospectus in order to make any material statement therein not misleading.

                  (g) If, during the term of this Agreement, the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, and (i) any Agent shall own any Notes purchased by it from the Company as principal or (ii) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of such Notes has not occurred, to make every reasonable effort to obtain the lifting of that order at the earliest possible time.

                  (h) As soon as practicable, after the date of each acceptance by the Company of an offer to purchase Notes hereunder, to make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such acceptance which will satisfy the provisions of Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 of the Rules and Regulations under the Securities Act);

                  (i) So long as any of the Notes are outstanding, to furnish to the Agents, not later than the time the Company makes the same available to others, copies of all public reports or releases and all reports and financial statements furnished by the Company to any securities exchange on which the Notes are listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

                  (j) To endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Agents may designate, and to maintain such qualifications in effect for as long as may be required for the distribution of the Notes; and to file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided; provided, however, that the Company shall not be required to qualify as a foreign corporation or dealer in securities, or to file any general consents to service of process under the laws of any jurisdiction.

                  (k) Between the date of a Purchase Agreement and the date of delivery of the Notes with respect thereto, the Company will not offer or sell, or enter into any agreement to sell, any of its debt securities, other than borrowings under the Company's revolving credit agreements and lines of credit and issuances of its commercial paper with maturities of up to
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                                                                              11


270 days and extendible commercial notes with maturities of up to 390 days without the consent of the Agent who is a party to such Purchase Agreement.

                  (l) To prepare, with respect to any Notes to be sold through or to the Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents and to file such Pricing Supplement pursuant to Rule 424 under the Securities Act with the Commission within the time period specified within the applicable paragraph of such Rule.

                  (m) To apply the net proceeds from the sale of the Notes as set forth in the Prospectus under the heading "Use of Proceeds."

                  4. Conditions of Obligations. The obligation of the Agents, as agents of the Company, under this Agreement to solicit offers to purchase the Notes, the obligation of any person who has agreed to purchase Notes to make payment for and take delivery of Notes, and the obligation of any Agent to purchase Notes pursuant to any Purchase Agreement, is subject to the accuracy, on each Representation Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

                  (a) The Prospectus as amended or supplemented (including the Pricing Supplement) with respect to such Notes shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the Rules and Regulations. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with to the reasonable satisfaction of the Agents.

                  (b) None of the Agents shall have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or any Prospectus contains an untrue statement of a fact which, in the opinion of counsel for the Agents, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, any applicable Purchase Agreement, the Indenture and the Notes (the "Transaction Documents") and the Registration Statement, each Prospectus, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, shall be reasonably satisfactory to the Agents, and the

Company shall have furnished to the Agents all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

                  (d) At the Closing Date, there shall have been issued and on each Representation Date there shall be in full force and effect orders of the North Carolina Utilities Commission and the South Carolina Public Service Commission authorizing the issuance and sale of the Notes, none of which shall contain any provision unacceptable to the Agents by reason of its being materially adverse to the Company.

                  (e) Hunton & Williams shall have furnished to the Agents their written opinion, as counsel to the Company, addressed to the Agents and dated the Closing Date, in form and substance reasonably satisfactory to the Agents, substantially to the effect set forth in Annex I hereto.

                  (f) William D. Johnson, Esq., Senior Vice President and Corporate Secretary of the Company shall have furnished to the Agents, his written opinion, as counsel for the Company, addressed to the Agents and dated the Closing Date, in form and substance reasonably satisfactory to the Agents substantially to the effect set forth in Annex II hereto.

                  (g) Nelson, Mullins Riley & Scarborough, L.L.P., shall have furnished to the Agents, their written opinion, as counsel to the Company, addressed to the Agents and dated the Closing Date, in form and substance reasonably satisfactory to the Agents substantially to the effect set forth in Annex III hereto.

                  (h) The Agents shall have received from Simpson Thacher & Bartlett and Winthrop, Stimson Putnam and Roberts, each counsel for the Agents, such opinion or opinions, dated the Closing Date, with respect to such matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents and information as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (i) The Company shall have furnished to the Agents a letter (the "Comfort Letter") of Deloitte & Touche LLP, addressed to the Agents and dated the Closing Date, in form and substance satisfactory to the Agents, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (j) The Company shall have furnished to the Agents a certificate, dated the Closing Date, of its chairman, president or a vice president and its chief financial officer or treasurer stating that as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct in all material respects, the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of such officer's knowledge, are contemplated by the Commission, and subsequent to the date of the most recent financial statements contained or incorporated by reference in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company and its subsidiaries, taken as a whole, or any change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations or business of the Company and its subsidiaries taken as a whole, except as set forth in the Prospectus.

                  (k) If any event shall have occurred on or prior to the Closing Date that requires the Company to prepare an amendment or supplement to the Prospectus, such amendment or supplement shall have been prepared, the Agents shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to the Agents reasonably in advance of the Closing Date.

                  (l) (i) There shall not have been any change in the capital stock or long-term debt or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations or business of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the judgment of the applicable Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the offer and sale of the Notes on the terms and in the manner contemplated by the Prospectus (exclusive of any supplement thereto), (ii) no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Notes; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Notes, (iii) there shall not have occurred after the date of this Agreement (X) any downgrading in the rating accorded the Notes or any of the Company's other debt securities or preferred stock by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (Y) any public announcement by any such organization that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Notes or any of the Company's other debt securities or preferred stock, and (iv) there shall have not occurred any of the following: (A) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on any such exchange or market by the Commission, by any such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in any securities of the Company on any exchange or in the over-the-counter market shall have been suspended or (B) any moratorium on commercial banking activities shall have been declared by federal or New York state authorities or (C) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or (D) a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) the effect of which, in the case of this clause (C) or (D), is, in the judgment of the applicable Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the sale or the delivery of the Notes on the terms and in the manner contemplated by this Agreement and in the Prospectus.

                  For purposes of this Section 4(1), it is understood that with respect to any person who has agreed to purchase Notes as a result of an offer to purchase solicited by an Agent (i) the judgment of such person shall be submitted for the respective judgments referred to herein of the applicable Agent, and (ii) such Agent shall have no duty or obligation whatsoever to exercise such judgment or opinion on behalf of any such person.

                  (m) Prior to the Closing Date, the Company shall have furnished to the Agents such further information, certificates and documents as the Agents or counsel to the Agents may reasonably request.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Agents.

                  5. Additional Covenants of the Company. The Company covenants and agrees with each Agent that:

                  (a) Each acceptance by it of an offer for the purchase of Notes (whether through an Agent as agent or to one or more Agents as principal) and each delivery of Notes (whether through an Agent as agent or to one or more Agents as principal) shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to such Agents or to the purchaser or its agent, as the case may be, of the Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented at each such time).

                  (b) Each time that the Registration Statement or any Prospectus shall be amended or supplemented (other than by a Pricing Supplement providing solely for the interest rates or maturities of the Notes or the principal amount of Notes remaining to be sold or similar changes), each time the Company sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of an officers' certificate as a condition to the purchase of Notes pursuant to such Purchase Agreement, or the Company files with the Commission any document incorporated by reference into any Prospectus, the Company shall submit to the Agents a certificate, as of the date of such amendment, supplement or Time of Delivery relating to such sale, as the case may be, representing that the statements contained in the certificate referred to in
Section 4(j) hereof which was last furnished to the Agents are true and correct at the time of such amendment, supplement or filing or the time of such sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and each Prospectus as amended and supplemented to such time).

                  (c) Each time that the Registration Statement or any Prospectus shall be amended or supplemented (other than by a Pricing Supplement providing solely for the interest rates or maturities of the Notes or the principal amount of Notes remaining to be sold or similar changes), each time the Company sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of a legal opinion as a condition to the purchase of Notes pursuant to such Purchase Agreement, or the Company files with the Commission any document incorporated by reference into any Prospectus (other than current reports on Form 8-K filed exclusively to incorporate exhibits required to be filed as Exhibits 1, 4 and 12 to the Registration Statement under Regulation S-K), the Company shall, (i) concurrently with such amendment, supplement, or Time of Delivery relating to such sale or filing, furnish the Agents and their counsel with the written opinions of William D. Johnson, Esq., Senior Vice President and Corporate Secretary for the Company or other counsel of the Company satisfactory to the Agents, each addressed to the Agents and dated the date of delivery of such opinion, in form satisfactory to the Agents, of the same effect as the opinions referred to in Section 4(f) hereof, but modified, as necessary, to relate to the Registration Statement and each Prospectus as amended or supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinion, such counsel may furnish the Agents with a letter to the effect that the Agents may rely on such prior opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and each Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance).

                  (d) Each time that the Registration Statement or any Prospectus shall be amended or supplemented to include additional financial information, each time the Company sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of a comfort letter as a condition to the purchase of Notes pursuant to such Purchase Agreement or the Company files with the Commission any document incorporated by reference into any Prospectus which contains additional financial information, the Company shall cause Deloitte & Touche LLP (or other independent accountants of the Company acceptable to the Agents) to furnish the Agents, concurrently with such amendment, supplement or Time of Delivery relating to such sale or filing, a letter, addressed jointly to the Company and the Agents and dated the date of delivery of such letter, in form and substance reasonably satisfactory to the Agents, of the same effect as the letter referred to in Section 4(i) hereof but modified to relate to the Registration Statement and each Prospectus, as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or any Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, such accountants may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless there is contained therein any other accounting, financial or statistical information that, in the reasonable judgment of the Agents, should be covered by such letter, in which event such letter shall also cover such other information.

                  6. Termination.

                  (a) This Agreement (excluding any agreement by one or more Agents to purchase Notes from the Company as principal) may be terminated for any reason, at any time by either the Company or an Agent, as to itself, upon the giving of written notice of such termination to the other parties hereto.

                  (b) In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with Section 2 hereof, (ii) if at the time of termination (a) any Agent shall own any Notes purchased by it from the Company as principal or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of such Notes relating thereto has not occurred, the covenants set forth in Sections 3 and 5 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenants set forth in Section 3(h) and 3(i) hereof, the provisions of Section 10 hereof, the indemnity and contribution agreements set forth in Sections 7 and 8 hereof, and the provisions of Sections 9, 12 and 15 hereof shall remain in effect.

                  7. Indemnification. (a) The Company shall indemnify and hold harmless each Agent, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls any Agent within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 7(a) as an Agent), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Notes), to which that Agent may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and shall reimburse each Agent promptly upon demand for any legal or other expenses reasonably incurred by that Agent in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any written information furnished to the Company by the Agents expressly for use in the Registration Statement or the Prospectus ("Agents' Information") or arises out of, or is based upon, statements or omission from the statement of eligibility and qualification on Form T-1 of the Trustee.

                  (b) Each Agent, severally and not jointly, shall indemnify and hold harmless the Company, its officers who signed the Registration Statement, directors, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 7(b) as the Company), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Agents' Information provided by such Agent, and shall reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 7(a) or 7(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure of the indemnified party to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided, further, that the failure of the indemnified party to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to an indemnified party otherwise than under this
Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that the indemnifying party wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) counsel for the indemnified party shall have concluded (in its reasonable judgment) that a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 7(a) and 7(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  The obligations of the Company and the Agents in this Section 7 and in Section 8 are in addition to any other liability that the Company or the Agents, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

                  8 Contribution. If the indemnification provided for in Section 7 is unavailable or insufficient to hold harmless an indemnified party under
Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Notes to which such loss, claim, damage or liability relates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Agents on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes to which such loss, claim, damage or liability relates (before deducting expenses) received by or on behalf of the Company, on the one hand, and the total discounts and commissions received by the Agents with respect to such Notes, on the other, bear to the total gross proceeds from the sale of such Notes. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company or information supplied by the Company on the one hand or to any Agents' Information on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this
Section 8 were to be determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 8, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by or through such Agent were sold to which such loss, claim, damage or liability relates exceeds the amount of any damages which such Agent has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents' obligations to contribute as provided in this Section 8 are several in proportion to their respective commitments and not joint.

                  9 Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Agents, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons named in the immediately preceding sentence, except as provided in Sections 7 and 8 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Company and the Agent. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 9, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  10 Expenses. The Company agrees with the Agents to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Notes and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of printing and distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the costs of printing, reproducing and distributing the Indenture and this Agreement; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Notes; (f) the fees and expenses of the Company's counsel, Agents' counsel and the Company's independent accountants;
(g) the fees and expenses of preparing, printing and distributing Blue Sky Memoranda (including related fees and expenses of Agents' counsel); (h) any fees charged by rating agencies for rating the Notes; (i) all fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement.

                  11 Status of Each Agent. In soliciting offers to purchase the Notes from the Company pursuant to this Agreement (other than in respect of any Purchase Agreement), each Agent is acting individually and not jointly and is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company has been solicited by such Agent and accepted by the Company, but such Agent shall have no liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii), in particular, pay to the Agents any commission to which they would be entitled in connection with such sale.

                  12 Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Agents contained in this Agreement or made by or on behalf of the Company or the Agents pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

                  13 Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Agents, shall be delivered or sent by mail or telecopy transmission to the address set forth below:

                  Chase Securities Inc.
                  270 Park Avenue
                  New York, New York 10017, 8th floor
                  Attention: Medium Term Note Desk
                  Facsimile No.: 212-834-6081

                  First Union Securities, Inc.
                  One First Union Center
                  Charlotte, North Carolina  28288
                  Attention: James T. Williams, Jr.
                  Facsimile No.: 704-383-9527

                  Goldman, Sachs & Co.
                  85 Broad Street
                  29th Floor
                  New York, New York  10004
                  Attention: Ben Smilchensky - Money Market
                  Origination
                  Telephone: 212-902-9709
                  Facsimile: 212-902-3000

                  Merrill Lynch, Pierce , Fenner & Smith Incorporated 4 World Financial Center, 15th Floor
                  New York, NY 10080
                  Attn: MTN Product Management:
                  Facsimile No.:  212-449-2234

                  J.P. Morgan Securities Inc.
                  60 Wall Street
                  5th Floor
                  New York, New York 10260
                  Attention: Transaction Execution Group
                  Telephone: 212-648-0234
                  Facsimile No.:  212-648-5151

                  Salomon Smith Barney Inc.
                  388 Greenwich Street
                  New York, NY  10013
                  Attention:  Medium Term Note Department
                  Telephone: 212-816-5831
                  Facsimile No.:  212-816-0949

                   or

                  (b) if to the Company, shall be delivered or sent by mail or telecopy transmission to the address of the Company set forth set forth below:

                  Carolina Power & Light Company
                  411 Fayetteville Street
                  Raleigh, North Carolina  27601-1748
                  Attention:  Mark F. Mulhern, Treasurer
                  Facsimile No.: 919-546-7826


Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

                  14 Definition of Terms. For purposes of this Agreement, (a) the term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, (b) the term "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations and (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 of the Rules and Regulations.

                  15 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  16 Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  17 Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

                  18 Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                                            Very truly yours,

                                            CAROLINA POWER & LIGHT COMPANY



                                            By: /s/ Peter M. Scott III
                                               ---------------------------


CONFIRMED AND ACCEPTED, as of the date first above written:

CHASE SECURITIES INC.


By: /s/ Robert Gelnaw
   ---------------------------------------------
              Authorized Signatory

Address for notices pursuant to Section 7(c):
1 Chase Manhattan Plaza, 26th Floor
New York, New York 10081
Attention: Legal Department


FIRST UNION SECURITIES, INC.


By: /s/ William W. Ingram
   ---------------------------------------------
              Authorized Signatory

Address for notices pursuant to Section 7(c):
Debt Capital Markets
One First Union Center, TW-10
301 South College Street
Charlotte, NC 28288-0602
Attention: Jim Williams

GOLDMAN, SACHS & CO.

By: /s/ Goldman, Sachs & Co.
   ---------------------------------------------
                Authorized Signatory

Address for notices pursuant to Section 7(c):
Credit References
Goldman Sachs Credit Department
85 Broad Street - 9th Floor
New York, NY 10004



MERRILL LYNCH, PIERCE , FENNER & SMITH INCORPORATED


By: /s/ Scott G. Primrose
   ---------------------------------------------
                Authorized Signatory

Address for notices pursuant to Section 7(c):
4 World Financial Center, 15th Floor
New York, NY 10080
Attn: MTN Product Management



J.P. MORGAN SECURITIES INC.


By: /s/ Kevin O'Brien
   ---------------------------------------------
                Authorized Signatory

Address for notices pursuant to Section 7(c):
60 Wall Street
5th Floor
New York, New York 10260
Attention: Transaction Execution Group

SALOMON SMITH BARNEY INC.


By: /s/ Martha D. Bailey
   ---------------------------------------------
                Authorized Signatory

Address for notices pursuant to Section 7(c):
388 Greenwich Street
New York, NY 10013
Attention: Medium Term Note Program Department

                                                                         ANNEX I


                  [FORM OF OPINION OF COUNSEL FOR THE COMPANY]


                  Hunton & Williams shall have furnished to the Agents their written opinion, as counsel to the Company, addressed to the Agents and dated the Closing Date, in form and substance reasonably satisfactory to the Agents, substantially to the effect set forth below:

                  (i) The Indenture has been duly and validly authorized by all necessary corporate action, has been duly and validly executed and delivered, and is a valid and legally binding obligation of the Company enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting mortgagees' and other creditors' rights and by general equitable principles and any implied covenant of good faith and fair dealings;

                  (ii) The Indenture has been duly qualified under the Trust Indenture Act;

                  (iii) Assuming authentication by the Trustee in accordance with the Indenture and delivery to and payment for the Notes by the Agents, as provided in this Agreement, the Notes have been duly and validly authorized, executed and delivered and are legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting mortgagees' and other creditors' rights and by general equitable principles and any implied covenant of good faith and fair dealing, and are entitled to the benefits of the Indenture;

                  (iv) The statements made in the Prospectus under the caption "Description of Debt Securities" and under the caption "Description of the Notes," insofar as they purport to constitute summaries of the documents referred to therein, are correct in all material respects;

                  (v) The statements in the Prospectus under the heading "Certain Federal Income Tax Considerations", to the extent that they constitute summaries of matters of law or regulation or legal conclusions, fairly summarize the matters described therein in all material respects;

                  (vi) This Agreement has been duly and validly authorized, executed and delivered by the Company;

                  (vii) The Registration Statement, at the time and date it was declared effective by the Commission, and the Prospectus, at the time it was filed with, or transmitted for filing to, the Commission pursuant to Rule 424 (except as to the financial statements and other financial and statistical data constituting a part thereof or incorporated by reference therein, upon which such opinions need not pass), complied as to form in all material respects with the requirements of the Securities Act and the 1939 Act and the applicable instructions, rules and regulations of the Commission thereunder; the documents or portions thereof filed with the Commission pursuant to the Exchange Act and deemed to be incorporated by reference in the Registration Statement and the Prospectus pursuant to Item 12 of Form S-3 (except as to financial statements and other financial and statistical data constituting a part thereof or incorporated by reference therein, upon which such opinions need not pass), at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement has become effective under the Securities Act and, to the best of the knowledge of said counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn and no proceedings for a stop order with respect thereto are threatened or pending under Section 8 of the Securities Act;

                  (viii) The Company is not and, after giving effect to the offering and sale of the Notes and application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (ix) Nothing has come to the attention of said counsel that would lead them to believe that the Registration Statement, including any Exchange Act Reports incorporated by reference therein, at the time and date it was declared effective by the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Nothing has come to the attention of said counsel that would lead them to believe that the Prospectus or any amendments or supplements thereto, including any Exchange Act Reports incorporated by reference therein, includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to financial statements and other financial and statistical data constituting a part of the Registration Statement or the Prospectus or incorporated by reference therein, upon which such opinions need not pass); and

                  (x) Orders have been entered by the North Carolina Utilities Commission and the South Carolina Public Service Commission authorizing the issuance and sale of the Notes; to the best of the knowledge of said counsel, said orders are still in force and effect; and no further filing with, or approval, authorization, consent or other order of, any public board or body (except such as have been obtained under the Securities Act and as may be required under the state securities or Blue Sky laws of any jurisdiction) is legally required for the consummation of the transactions contemplated in this Agreement.

                                                                        ANNEX II


                  [FORM OF OPINION OF COUNSEL FOR THE COMPANY]


                  William D. Johnson, Esq., Senior Vice President and Corporate Secretary for the Company shall have furnished to the Agents his written opinion, as counsel to the Company, addressed to the Agents and dated the Closing Date, in form and substance reasonably satisfactory to the Agents, substantially to the effect set forth below:

                        (i) The Company is a validly organized and existing corporation and is in good standing under the laws of the State of North Carolina and is duly qualified to do business as an electrical utility and is doing business in that State and in the State of South Carolina;

                        (ii) The Company is duly authorized by its Articles to conduct the business which it is now conducting as set forth in the Prospectus;

                        (iii) The Company has valid and subsisting franchises, licenses and permits free from burdensome restrictions and adequate for the conduct of its business;

                        (iv) The issuance and sale of the Notes have been duly authorized by all necessary corporate action on the part of the Company;

                        (v) The Indenture has been duly and validly authorized by all necessary corporate action, has been duly and validly executed and delivered, and is a valid and legally binding obligation of the Company enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting mortgagees' and other creditors' rights and by general equitable principles and any implied covenant of good faith and fair dealings;

                        (vi) The Indenture has been duly qualified under the Trust Indenture Act;

                        (vii) Assuming authentication by the Trustee in accordance with the Indenture and delivery to and payment for the Notes by the Agents, as provided in this Agreement, the Notes have been duly and validly authorized, executed and delivered and are legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting mortgagees' and other creditors' rights and by general equitable principles and any implied covenant of good faith and fair dealing, and are entitled to the benefits of the Indenture;

                        (viii) The statements made in the Prospectus under the caption "Description of Debt Securities" and under the caption "Description of the Notes," insofar as they purport to constitute summaries of the documents referred to therein, are correct in all material respects;

                        (ix) This Agreement has been duly and validly authorized, executed and delivered by the Company;

                        (x) Except as described in or contemplated by the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company or any of its subsidiaries or properties which are likely in the aggregate, to result in any material adverse change in the business, property, financial condition, earnings, business affairs, or business prospects of the Company and its subsidiaries considered as a whole or which are likely in the aggregate, to materially and adversely affect the consummation of this Agreement, the Indenture, the Notes or the transactions contemplated herein or therein.

                        (xi) The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, the Articles, the Company's by-laws, applicable law or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is now a party or any judgment, order, writ or decree of any government or governmental authority or agency or court having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations.

                        (xii) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                        (xiii) Nothing has come to the attention of said counsel that would lead them to believe that the Registration Statement, including any Exchange Act Reports incorporated by reference therein, at the time and date it was declared effective by the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Nothing has come to the attention of said counsel that would lead them to believe that the Prospectus or any amendments or supplements thereto, including any Exchange Act Reports incorporated by reference therein, includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to financial statements and other financial and statistical data constituting a part of the Registration Statement or the Prospectus or incorporated by reference therein, upon which such opinions need not pass); and

                        (xiv) Orders have been entered by the North Carolina Utilities Commission and the South Carolina Public Service Commission authorizing the issuance and sale of the Notes; to the best of the knowledge of said counsel, said orders are still in force and effect; and no further filing with, or approval, authorization, consent or other order of, any public board or body (except such as have been obtained under the Securities Act and as may be required under the state securities or Blue Sky laws of any jurisdiction) is legally required for the consummation of the transactions contemplated in this Agreement.


 In said opinion such counsel may rely as to all matters of South Carolina law (except as to subdivision (iii)) on the opinion of Nelson Mullins Riley & Scarborough, L.L.P., and as to all matters of New York law on the opinion of Hunton & Williams.

                                                                       ANNEX III


                  [FORM OF OPINION OF COUNSEL FOR THE COMPANY]


                  Nelson Mullins Riley & Scarbourough, L.L.P. shall have furnished to the Agents their written opinion, as counsel to the Company, addressed to the Agents and dated the Closing Date, in form and substance reasonably satisfactory to the Agents, substantially to the effect set forth below:


                        (i) As recognized in a South Carolina Public Service Commission Order on Remand dated July 9, 1990, (1) the Company is an electrical utility engaged in the business of generating, transmitting, distributing and selling electric power to the general public in the States of South Carolina and North Carolina, and (2) the Company conducts its South Carolina retail operations subject to the jurisdiction of the South Carolina Public Service Commission pursuant to South Carolina Code Annotated, Sections 58-27-10 et seq. (1976 as amended);

                       (ii) Based solely on a Certificate of Existence issued by the South Carolina Secretary of State, the Company is duly qualified to transact business in the State of South Carolina; and

                      (iii) The South Carolina Public Service Commission has entered an order authorizing the issuance and sale of the Notes; and no further filing with, or approval, authorization, consent or other order of, any public board or body of the State of South Carolina (except as may be required under the Blue Sky laws of the State of South Carolina) is legally required for the issuance and sale of the Notes.

                                                                       EXHIBIT A
                              SCHEDULE OF PAYMENTS
                         Carolina Power & Light Company
                           Medium-Term Notes, Series D

         The Company agrees to pay each Agent, unless otherwise agreed by the Company and the relevant Agent, a commission equal to the following percentage of the aggregate U.S. dollar equivalent of the principal amount of Notes:

----------------------------------------------------------- --------------------------------------------------------
                           TERM                                                 COMMISSION RATE
----------------------------------------------------------- --------------------------------------------------------
              9 months to less than 12 months                                       .125%
----------------------------------------------------------- --------------------------------------------------------
             12 months to less than 18 months                                       .150%
----------------------------------------------------------- --------------------------------------------------------
             18 months to less than 2 years                                         .200%
----------------------------------------------------------- --------------------------------------------------------
              2 years to less than 3 years                                          .250%
----------------------------------------------------------- --------------------------------------------------------
              3 years to less than 4 years                                          .350%
----------------------------------------------------------- --------------------------------------------------------
              4 years to less than 5 years                                          .450%
----------------------------------------------------------- --------------------------------------------------------
              5 years to less than 6 years                                          .500%
----------------------------------------------------------- --------------------------------------------------------
              6 years to less than 7 years                                          .550%
----------------------------------------------------------- --------------------------------------------------------
              7 years to less than 10 years                                         .600%
----------------------------------------------------------- --------------------------------------------------------
             10 years to less than 15 years                                         .625%
----------------------------------------------------------- --------------------------------------------------------
             15 years to less than 20 years                                         .700%
----------------------------------------------------------- --------------------------------------------------------
             20 years to less than 30 years                                         .750%
----------------------------------------------------------- --------------------------------------------------------
             30 years and beyond                                              to be negotiated
----------------------------------------------------------- --------------------------------------------------------

                                                                       EXHIBIT B


                            ADMINISTRATIVE PROCEDURES

                         Carolina Power & Light Company

                                Medium-Term Notes

                        ---------------------------------


                  Explained below are the administrative procedures and specific terms of the offering of Medium-Term Notes (the "Notes"), on a continuous basis by Carolina Power & Light Company (the "Company") pursuant to the Distribution Agreement, dated as of June 30, 2000 (the "Distribution Agreement") among the Company and Chase Securities Inc., First Union Securities, Inc., Goldman, Sachs & Co., Salomon Smith Barney Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Agents"). The Notes will be issued under an Indenture for Debt Securities dated as of October 28, 1999 (the "Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"). In the Distribution Agreement, the Agents have agreed to use reasonable efforts to solicit purchases of the Notes, and the administrative procedures explained below will govern the issuance and settlement of any Notes sold through an Agent, as agent of the Company. An Agent, as principal, may also purchase Notes for its own account, and if requested by such Agent, the Company and such Agent will enter into a purchase agreement (a "Purchase Agreement"), as contemplated by the Distribution Agreement. The administrative procedures explained below will govern the issuance and settlement of any Notes purchased by an Agent, as principal, unless otherwise specified in the applicable Purchase Agreement. Any changes to these administrative procedures that would effect the Trustee's role hereunder shall require the consent of the Trustee.

                  The Trustee will be the Registrar, Calculation Agent, Authenticating Agent and Paying Agent for the Notes and will perform the duties specified herein. Each Note will be represented by either a Global Security (as defined below) delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the holder thereof or a person designated by such holder (a "Certificated Note"). Except as set forth in the Indenture, an owner of a Book-Entry Note will not be entitled to receive a Certificated Note.

                  Book-Entry Notes, which may be payable only in U.S. dollars, will be issued in accordance with the administrative procedures set forth in
Part I hereof as they may subsequently be amended as the result of changes in DTC's operating procedures. Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined herein, terms defined in the Indenture, the Notes or any prospectus supplement relating to the Notes shall be used herein as therein defined.

                  The Company will advise the Agents in writing of the employees of the Company with whom the Agents are to communicate regarding offers to purchase Notes and the related settlement details.


PART 1.:  ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES


                  In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC, dated as of June 27, 2000 and a Medium-Term Note Certificate Agreement between the Trustee and DTC, dated as of March 10, 1989 (the "MTN Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").


Issuance:         On any date of settlement (as defined under "Settlement"
                  below) for one or more Book-Entry Notes, the Company will issue a single global security in fully registered form without coupons (a "Global Security") representing up to U.S.
                  $300,000,000 principal amount of all such Notes that have the same original issue date, Maturity Date and other terms. Each
                  Global Security will be dated and issued as of the date of its authentication by the Trustee. Each Global Security will bear an "Interest Accrual Date," which will be (i) with respect to an original Global Security (or any portion thereof), its original issuance date and (ii) with respect to any Global
                  Security (or any portion thereof) issued subsequently upon exchange of a Global Security, or in lieu of a destroyed, lost or stolen Global Security, the most recent Interest Payment
                  Date to which interest has been paid or duly provided for on the predecessor Global Security (or if no such payment or provision has been made, the original issuance date of the predecessor Global Security), regardless of the date of authentication of such subsequently issued Global Security.
                  Book-Entry Notes may be payable only in U.S. dollars. No
                  Global Security will represent any Certificated Note.

Denominations:    Book-Entry Notes will be issued in principal amounts of U.S.

                           $1,000 or any amount in excess thereof that is an integral multiple of U.S. $1,000. Global Securities will be denominated in principal amounts not in excess of U.S. $300,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $300,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be issued to represent each U.S. $300,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Security will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.


Delivery of Pricing        A copy of the Prospectus as most recently amended or
Supplement:                supplemented on the date of delivery thereof,
                           together with the applicable Pricing Supplement, must be delivered to a purchaser prior to or together with the earlier of the delivery by the Agent[s] of (i) the written confirmation of a sale sent to a purchaser or his agent and (ii) any Note purchased by such purchaser. The Company shall ensure that the Agent receives copies of the Prospectus and each amendment or supplement thereto (including the applicable Pricing Supplement) in such quantities and within such time limits as will enable the Agent to deliver such confirmation or Note to a purchaser as contemplated by these procedures and in compliance with the preceding sentence. Copies of Pricing
                           Supplements should be delivered to the Agent which made or presented the offer to purchase the applicable Note and the Trustee at the following applicable address: if to Chase Securities Inc., to:
                           270 Park Avenue, 8th Floor, New York, New York 10017,
                           MTN Note Desk, telecopier (212) 834-6081; if to
                           Goldman Sachs & Co., to: 85 Broad Street, New York,
                           New York 10004, Attn: Prospectus Dept. - 2nd
                           Concourse Level, telecopier: 212-902-9020; if to Merrill Lynch, Pierce, Fenner & Smith Incorporated, to: Merrill Lynch Production, 44B Colonial Drive,
                           Piscataway, NJ 08854, Attn: Prospectus
                           Operations/Nachman, telecopier: 732-885-2774; if to
                           J.P. Morgan Securities Inc., to: MTN Note Desk, 60
                           Wall Street, 3rd Floor, New York, NY 10260, telecopier: 212-648-5909; if to First Union
                           Securities, Inc., to: Debt Capital Markets, One First
                           Union Center, TW-10, 301 South College Street,
                           Charlotte, NC 28288-0602, Attn: James T. Williams,
                           Jr., telecopier: 704-383-9519; if to Salomon Smith
                           Barney Inc., to: 388 Greenwich Street, New York, NY
                           10013, Attention: Medium Term Note Department, telecopier: 212-816-

                  0949; if to the Trustee, to 3800 Colonnade Parkway, Suite 490, Birmingham, Alabama 35243, Patti Maner, telecopier (205) 968-9109.


Settlement:       The receipt by the Company of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security representing such Note shall constitute "settlement" with respect to such Note. All offers accepted by the Company will be settled on the third business day (as defined in the Distribution Agreement) next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another day, which shall be no earlier than the next business day.

Settlement        Settlement Procedures with regard to each Book-Entry Note sold
Procedures:       by the Company to or through an Agent (unless otherwise
                  specified pursuant to a Purchase Agreement, with the consent of the Trustee) shall be as follows:

                  (A) The relevant Agent will advise the Company by telephone and facsimile or electronic transmission ("e-mail") that such Note is a Book-Entry Note and of the following settlement information:

                           (i)      Principal amount.

                           (ii)     Maturity Date.

                           (iii) In the case of a Fixed Rate Book-Entry Note, the interest rate, whether such Note will pay interest annually or semiannually and whether such Note is an amortizing note, and, if so, the amortization schedule, or, in the case of a Floating Rate Book-Entry Note, the initial interest rate (if known at such time), interest payment date(s), interest payment period, calculation agent, base rate, index maturity, interest reset period, initial interest reset date, interest reset dates, spread or spread multiplier (if any), minimum interest rate (if any), and maximum interest rate (if any).

                           (iv) Redemption and/or repayment provisions (if any).

                           (v) Settlement date and time (original issue date).

                           (vi)     Interest accrual date.

                           (vii)    Price.

                           (viii) Agent's commission (if any) determined as provided in the Distribution Agreement and the Agent's DTC account number.

                           (ix) Whether the Note is an original issue discount note (an "OID Note"), and if it is an OID Note, the total amount of OID, the yield to maturity, the initial accrual period OID and the applicability of modified payment upon acceleration (and, if so, the issue price).

                           (x) Whether the Note is a currency-linked Note, and if it is a currency-linked Note, the denominated currency, currency or currencies to which the principal amount payable on any principal payment is linked or indexed, the payment currency, the exchange rate agent, the reference dealers, the face amount, the fixed amount of each indexed currency, the aggregate fixed amount of each indexed currency and the authorized denominations (if other than U.S. dollars).

                           (xi) Whether the Note is a renewable note, and if it is a renewable note, the initial maturity date and the final maturity date.

                           (xii) Whether the Company has to extend the scheduled maturity date of the Note, and, if so, the final maturity date of such Note.

                           (xiii) Whether the Company has the option to reset the interest rate, the spread or the spread multiplier of the Note.

                           (xiv) the taxpayer identification number of the registered owner(s).

                           (xv)     the net proceeds to the Company.

                           (xvi)    Any other applicable terms.

                  (B) The Company will advise the Trustee by telephone, facsimile or e-mail (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure "A" above. The Trustee will then assign a CUSIP number to the Global Security representing such Note and will notify the Company and the relevant Agent of such CUSIP number by telephone as soon as practicable.

                  (C) The Trustee will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, the relevant Agent and Standard & Poor's Corporation:

                           (i) The information set forth in Settlement Procedure "A."

                           (ii) The initial interest payment date for such Note, the number of days by which such date succeeds the related Record Date (which shall be the record date as defined in the
                                    Note) and, if known, the amount of interest payable on such initial interest payment date.

                           (iii) The CUSIP number of the Global Security representing such Note.

                           (iv) Whether such Global Security will represent any other Book-Entry Note (to the extent known at such time).

                           (v) Whether such Note is an Amortizing Note (by an appropriate notation in the comments field of DTC's Participant Terminal System).

                           (vi) The number of participant accounts to be maintained by DTC on behalf of the relevant Agent and the Trustee.

                  (D) The Company will deliver a form of Note to the Trustee no later than 3:00 P.M. on the date of acceptance.

                  (E) The Trustee will complete and authenticate the Global Security representing such Note.

                  (F) DTC will credit such Note to the Trustee's participant account at DTC.

                  (G) The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to
                           (i) debit such Note to the Trustee's participant account and credit such Note to the relevant Agent's participant account and (ii) debit such Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Note less such Agent's commission (if any). The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (a) the Global Security representing such Book-Entry Note has been issued and authenticated and
                           (b) the Trustee is holding such Global Security pursuant to the MTN Certificate Agreement.

                  (H) Unless the relevant Agent is the end purchaser of such Note, such Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to such Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

                  (I) Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                  (J) The Trustee will credit to the account of the Company maintained at Wachovia Bank, N.A., Winston-Salem, North Carolina, ABA#053100494 and account #6266000002, in immediately available funds the amount transferred to the Trustee in accordance with Settlement Procedure "F" upon receipt by the Trustee of such amount.

                  (K) Unless the relevant Agent is the end purchaser of such Note, such Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

                  (L) Monthly, the Trustee will send to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised the Trustee that have not yet been settled.

Settlement Procedures      For sales by the Company of Book-Entry Notes to or
Timetable:                 through an Agent (unless otherwise specified pursuant
                           to a Purchase Agreement) for settlement on the first
                           Business Day after the sale date, Settlement
                           Procedures "A" through "J" set forth above shall be completed as soon as possible but not later than the respective times in New York City set forth below:
                           Settlement

                           Procedure                  Time
                           ---------                  ----

                           A                 11:00 A.M. on sale date
                           B                 12:00 Noon on sale date
                           C                  2:00 P.M. on sale date
                           D                  9:00 A.M. on settlement date
                           E                 10:00 A.M. on settlement date
                           F-G                2:00 P.M. on settlement date
                           H                  4:45 P.M. on settlement date
                           I-J                5:00 P.M. on settlement date

                           If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M., 12:00 Noon and 2:00 P.M., respectively, on the first Business Day after the sale date. If the Initial Interest Rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 P.M., respectively, on the first Business Day before the settlement date.

                           Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                           If settlement of a Book-Entry Note is rescheduled or canceled, the Trustee, after receiving notice from the Company or the relevant Agent, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the business day immediately preceding the scheduled settlement date.

Failure to Settle:         If the Trustee fails to enter an SDFS deliver order
                           with respect to a Book-Entry Note pursuant to Settlement Procedure "F", the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing
                           DTC to debit such Note to the Trustee's participant account, provided that the Trustee's participant account contains a principal amount of the Global
                           Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global
                           Security, the Trustee will mark such Global Security
                           "canceled," make appropriate entries in the Trustee's records and send such canceled Global Security to the Company in accordance with written instructions from the Company. The CUSIP number assigned to such Global
                           Security shall, in accordance with the procedures of the CUSIP Service Bureau of Standard & Poor's
                           Corporation, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Note or Notes and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global
                           Security and shall bear the CUSIP number of the surrendered Global Security.

                           If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the relevant Agent may enter SDFS deliver orders through

                           DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "F" and "G," respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph.

                           Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedures "D" and "F," for the authentication and issuance of a Global Security representing the Book-Entry Notes to be represented by such Global Security and will make appropriate entries in its records.


            PART 2.: ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

                  The Trustee will serve as Registrar in connection with the Certificated Notes.

Issuance:                  Each Certificated Note will be dated and issued as of
                           the date of its authentication by the Trustee. Each
                           Certificated Note will bear an original issue date, which will be (i) with respect to an original
                           Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated Note
                           (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated
                           Note, the original issuance date of the predecessor
                           Certificated Note, regardless of the date of authentication of such subsequently issued
                           Certificated Note.

Delivery of Pricing        A copy of the Prospectus as most recently amended or
Supplement:                supplemented on the date of delivery thereof,
                           together with the applicable Pricing Supplement, must be delivered to a purchaser prior to or together with the earlier of the delivery by the Agent[s] of (i) the written confirmation of a sale sent to a purchaser or his agent and (ii) any Note purchased by such purchaser. The Company shall ensure that the Agent receives copies of the Prospectus and each amendment or supplement thereto (including the applicable Pricing Supplement) in such quantities and within such time limits as will enable the Agent to deliver such confirmation or Note to a purchaser as contemplated by these procedures and in compliance with the preceding sentence to the Agent which made or presented the offer to purchase the applicable Note and the Trustee at the following applicable address: if to Chase
                           Securities Inc., to: 270 Park Avenue, 8th Floor, New
                           York, New York 10017, MTN Note Desk, telecopier (212)
                           834-6081; if to Goldman Sachs & Co., to: 85 Broad
                           Street, New York, New York 10004, Attn: Prospectus
                           Dept. - 2nd Concourse Level, telecopier:
                           212-902-9020; if to Merrill Lynch, Pierce, Fenner &
                           Smith Incorporated, to: Merrill Lynch Production, 44B
                           Colonial Drive, Piscataway, NJ 08854, Attn:
                           Prospectus Operations/Nachman, telecopier:
                           732-885-2774; if to J.P. Morgan Securities Inc., to:
                           MTN Note Desk, 60 Wall Street, 3rd Floor, New York,
                           NY 10260, telecopier: 212-648-5909; if to First Union
                           Securities, Inc., to: Debt Capital Markets, One First
                           Union Center, TW-10, 301 South College Street,
                           Charlotte, NC 28288-0602, Attn: James T. Williams,
                           Jr., telecopier: 704-383-9519; if to Salomon Smith
                           Barney Inc., to: 388 Greenwich Street, New York, NY
                           10013, Attention: Medium Term Note Department, telecopier: 212-816-0949; if to the Trustee, to 3800
                           Colonnade Parkway, Suite 490, Birmingham, Alabama
                           35243, Patti Maner, telecopier (205) 968-9109.

Settlement:                The receipt by the Company of immediately available
                           funds in exchange for an authenticated Certificated
                           Note delivered to the relevant Agent and such Agent's delivery of such Note against receipt of immediately available funds shall constitute "settlement" with respect to such Note. All offers accepted by the Company will be settled on the third business day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another date, which date shall be no earlier than the next Business Day.

Settlement Procedures:     Settlement Procedures with regard to each
                           Certificated Note sold by the Company to or through an Agent (unless otherwise specified pursuant to a Purchase Agreement) shall be as follows:

                           (A) The relevant Agent will advise the Company by telephone that such Note is a Certificated Note and of the following settlement information:

                                    (vii)    Name in which such Note is to be
                                             registered ("Registered Owner").

                                    (viii)   Address of the Registered Owner and
                                             address for payment of principal
                                             and interest.

                                    (ix)     Taxpayer identification number of
                                             the Registered Owner (if
                                             available).

                                    (x)      Principal amount.

                                    (xi)     Maturity Date.

                                    (xii)    In the case of a Fixed Rate
                                             Certificated Note, the Interest
                                             Rate, whether such Note will pay
                                             interest annually or semiannually
                                             and whether such Note is an
                                             amortizing note and, if so, the
                                             amortization schedule, or, in the
                                             case of a Floating Rate
                                             Certificated Note, the initial
                                             interest rate (if known at such
                                             time), interest payment date(s),
                                             interest payment period,
                                             calculation agent, base rate, index
                                             maturity, interest reset period,
                                             initial interest reset date,
                                             interest reset dates, spread or
                                             spread multiplier (if any), minimum
                                             interest rate (if any), maximum
                                             interest rate (if any) and the
                                             alternate rate event spread (if
                                             any).

                                    (xiii)   Redemption and/or repayment
                                             provisions (if any).

                                    (xiv)    Settlement date and time (original
                                             issue date).

                                    (xv)     Interest accrual date.

                                    (xvi)    Price.

                                    (xvii)   Agent's commission (if any)
                                             determined as provided in the
                                             Distribution Agreement.

                                    (xviii)  Denominations.

                                    (xix)    Specified currency.

                                    (xx)     Whether the Note is an OID Note,
                                             and if it is an OID Note, the total
                                             amount of OID, the yield to
                                             maturity, the initial accrual
                                             period OID and the applicability of
                                             modified payment upon
                                             acceleration (and if so, the issue
                                             price).

                                    (xxi)    Whether the Note is a
                                             Currency-linked Note, and if it is
                                             a Currency-linked Note, the
                                             denominated currency, currency or
                                             currencies to which the principal
                                             amount payable on any principal
                                             payment is linked or indexed, the
                                             payment currency, the exchange rate
                                             agent, the reference dealers, the
                                             face amount, the fixed amount of
                                             each indexed currency, the
                                             aggregate fixed amount of each
                                             indexed currency and the authorized
                                             denominations (if other than U.S.
                                             dollars).

                                    (xxii)   Whether the Note is a renewable
                                             note, and if it is a renewable
                                             note, the initial maturity date and
                                             the final maturity date.

                                    (xxiii)  Whether the Company has the option
                                             to extend the scheduled maturity
                                             date of the Note, and, if so, the
                                             final maturity date of such Note.

                                    (xxiv)   Whether the Company has the option
                                             to reset the interest rate, the
                                             spread or the spread multiplier of
                                             the Note.

                                    (xxv)    Any other applicable terms.

                           (B) The Company will advise the Trustee by telephone, facsimile or e-mail (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure "A" above.

                           (C) The Company will have delivered to the Trustee a pre-printed four-ply packet for such Note, which packet will contain the following documents in forms that have been approved by the Company, the relevant Agent and the Trustee:

                                    (xxvi)   Note with customer confirmation.

                                    (xxvii)  Stub One - For the Trustee.

                                    (xxviii) Stub Two - For the relevant Agent.

                                    (xxix)   Stub Three - For the Company.

                           (D) The Trustee will complete such Note and authenticate such Note and deliver it (with the confirmation) and Stubs One and Two to the relevant Agent, and such Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to the Trustee. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given by such Agent for payment to the account of the Company at Wachovia Bank, N.A., Winston-Salem, North Carolina, ABA#053100494 and account #6266000002, or to such other account as the Company shall have specified to such Agent and the Trustee, in immediately available funds, of an amount equal to the price of such Note less such Agent's commission (if any). In the event that the instructions given by such Agent for payment to the account of the Company are revoked, the Company will as promptly as possible wire transfer to the account of such Agent an amount of immediately available funds equal to the amount of such payment made.

                           (E) Unless the relevant Agent is the end purchaser of such Note, such Agent will deliver such Note (with confirmation) to the customer against payment in immediately available funds. Such Agent will obtain the acknowledgment of receipt of such Note by retaining Stub Two.

                           (F) The Trustee will send Stub Three to the Company by first-class mail. Monthly, the Trustee will also send to the Company a statement setting forth the principal amount of the Notes outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised the Trustee that have not yet been settled.

Settlement Procedures      For sales by the Company of Certificated Notes to or
Timetable:                 through an Agent (unless otherwise specified pursuant
                           to a Purchase Agreement), Settlement Procedures "A" through "F" set forth above shall be completed on or before the respective times in New York City set forth below:

                           Settlement
                           Procedure                  Time
                           ---------                  ----

                           A             2:00 P.M. on day before settlement date
                           B             3:00 P.M. on day before settlement date
                           C-D           2:15 P.M. on settlement date
                           E             3:00 P.M. on settlement date
                           F             5:00 P.M. on settlement date


Failure to Settle:         If the relevant Agent, at its own option, has
                           advanced its own funds for payment against subsequent receipt of funds from the purchaser, and if the purchaser shall fail to make payment for the Certificated Note on the settlement date therefor, the relevant Agent will promptly notify the Trustee and the Company by telephone, promptly confirmed in writing (but no later than the next Business Day). In such event, the Company shall promptly provide the Trustee with appropriate documentation and instruction consistent with these procedures for the return of the Certificated Note to the Trustee and the relevant Agent will promptly return such Note to the Trustee. Upon (i) confirmation from the Trustee in writing (which may be given by telex or telecopy) that the Trustee has received such Note and (ii) confirmation from the relevant Agent in writing
                           (which may be given by telex or telecopy) that the relevant Agent has not received payment from the purchaser (the matters referred to in clauses (i) and (ii) are referred to hereinafter as the "Confirmations"), the Company will promptly pay to the relevant Agent an amount in immediately available funds equal to the amount previously paid by the relevant Agent in respect of such Certificated Note.
                           Assuming receipt of the Certificated Note by the Trustee and of the Confirmations by the Company, such payment will be made on the settlement date, if reasonably practical, and in any event not later than the Business Day following the date of receipt of the Certificated Note and Confirmations. If the failure shall have occurred for any reason other than a default by such Agent in the performance of its obligations hereunder and under the Distribution
                           Agreement, the Company will reimburse the relevant
                           Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which the failure occurred, the Trustee will void such Certificated Note, make appropriate entries in its records and destroy the

                           Certificated Note; and upon such action, the Certificated Note will be deemed not to have been issued, authenticated and delivered.

                                                                       EXHIBIT C
                               PURCHASE AGREEMENT

                         Carolina Power & Light Company

                           Medium-term Notes, Series D

                                                              [DATE]



[insert name[s] and addresses of Agent[s]]


Ladies and Gentlemen:

         Carolina Power & Light Company (the "Company") proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated June 30, 2000 (the "Distribution Agreement"), between the Company on the one hand and Chase Securities Inc., First Union Securities, Inc., Goldman, Sachs & Co., Salomon Smith Barney Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Agents") on the other, to issue and sell to [Name(s) of Agent(s)] the notes specified in the Schedule hereto (the "Purchased Notes"). Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agents, as agents of the Company, of offers to purchase Notes is incorporated herein by reference in its entirety, and shall be deemed to be part of this Purchase Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase Notes from the Company, solely by virtue of its execution of this Purchase Agreement. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Purchase Agreement,

         Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to [Name(s) of Agent(s)] and [Name(s) of Agent(s)] agree[s] to purchase from the Company the Purchased Notes, at the time and place, in the principal amount and at the purchase price set forth in the Schedule hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us [ ] counterparts hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement among you and the Company.


                                              Carolina Power & Light Company


                                              By:  __________________________
                                                       Name:
                                                       Title:


Accepted


[Name(s) of Agent(s)]



By:  _____________________
         Name:
         Title:

                                                              Schedule Exhibit C

Title of Purchased Notes
         [   %] Notes

Aggregate Principal Amount:
         [$..........]

Price to Public:

Purchase Price by [Name(s) of Agent(s)]:
             % of the principal amount of the Purchased Notes [, plus accrued interest from ................. to .................] [and accrued amortization, if any, from ............. to ................]

Method of and Specified Funds for Payment of Purchase Price:

         [By certified or official bank check or checks, payable to the order of the Company, in immediately available funds]

         [By wire transfer to a bank account specified by the Company in immediately available funds]

Time of Delivery:

Closing Location:

Maturity:

Interest Rate:
         [  %]

Interest Payment Dates:
         [months and dates]

Documents to be Delivered:

         The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

         [(1) The opinion or opinions of counsel to the Agents referred to in
              Section 4(h).]
         [(2) The opinion of counsel to the Company referred to in Sections
              4(e), 4(f) and 4(g).]
         [(3) The officers' certificate referred to in Section 4(j).]
         [(4) The comfort letter referred to in Section 4(i).]

Other Provisions (including Syndicate Provisions, if applicable):